Exhibit 99.1

Contacts:

Scott M. Tsujita (Investors) Hypercom Corporation 480.642.5161 stsujita@hypercom.com	Pete Schuddekopf (Media) Hypercom Corporation 480.642.5383 pschuddekopf@hypercom.com

FOR IMMEDIATE RELEASE

Hypercom Receives Notice from the NYSE on Continued Listing Standard

SCOTTSDALE, January 2, 2009 – Hypercom Corporation (NYSE: HYC) announced today that on December 31, 2008 it received a notice of non-compliance from NYSE Regulation advising that Hypercom has fallen below one of the New York Stock Exchange (“NYSE”) continued listing standards regarding price criteria for its common stock as a result of the company’s common stock having an average closing price of less than US$1.00 per share during a consecutive 30-trading-day period.

Under the NYSE rules, the company has six months from the date of receipt of the notice to bring its common stock price and average common stock price back above US$1.00. During the interim, Hypercom’s common stock will remain listed on the NYSE, subject to compliance with other applicable NYSE continued listing requirements.  If the closing price and average closing price of its common stock do not sufficiently improve, Hypercom may consider presenting a proposal to its shareholders for a consolidation of its outstanding common stock at its next annual meeting of stockholders.  In the event that at the expiration of the six-month cure period, both a $1.00 share price and a $1.00 average share price over the preceding 30 trading days are not attained, NYSE Regulation will commence suspension and delisting procedures. As of December 31, 2008, the closing price of Hypercom common stock on the NYSE was $1.08.

About Hypercom (www.hypercom.com)

Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products and services. The Company’s solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, petroleum, healthcare, prepaid, unattended and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits. With its acquisition of Thales e-Transactions business in 2008, Hypercom became the second largest provider of electronic payment solutions and services in Western Europe, and solidified its position as the third largest provider globally.

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Hypercom is a registered trademark of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners. This press release includes statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding market acceptance of new products, product capability and performance, product competitiveness, product sales, revenues and profits, market share, and expected acquisition results and benefits. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, factors that could cause actual results to differ materially from those in forward-looking statements include: compliance with applicable continued listing standards of the NYSE; industry, competitive and technological changes; the loss of, and failure to replace any significant customers; the composition, timing and size of orders from and shipments to major customers; inventory obsolescence; market acceptance of new products and services; compliance with industry standards, certifications and government regulations; the performance of suppliers, contract manufacturers and subcontractors; the ability to successfully integrate the technologies, operations and personnel of acquired businesses in a timely manner; the ability to obtain the expected strategic and financial benefits from acquisitions; risks associated with international operations and foreign currency fluctuations, the state of the U.S. and global economies in general and other risks detailed in our filings with the Securities and Exchange Commission, including the Company’s most recent 10-K and subsequent 10-Qs and 8-Ks. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statements. HYCF